UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 27, 2008

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On March 27, 2009 our Board of Directors approved the Golden Eagle International, Inc. 2009 Equity Incentive Plan (the “Plan”). The Plan is intended to provide incentives to officers, employees and other persons, including consultants and advisers, who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it or increase their ownership interest. The Board of Directors believes that this also will help to align the interests of our management and employees with the interests of its shareholders.

        The Plan provides for a maximum of 750,000,000 shares of common stock to be reserved to be issued upon the exercise of options (“Options”) or the grant of restricted stock awards (“Bonuses”). Adoption by the Board of Directors is contingent upon obtaining shareholder approval by March 26, 2010. The Plan includes two types of Options. Options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) are referred to as “Incentive Options.” Options, which are not intended to qualify as Incentive Options are referred to as “Non-Qualified Options.” Bonuses, which may also be granted under the Plan, are the outright issuance of shares of Common Stock.

        The Company plans to seek shareholder approval of the Plan no later than the next annual shareholders meeting: (i) to satisfy the contingency to the Board of Directors’ adoption of the Plan; and (ii) to permit the issuance of Options which will qualify as Incentive Options pursuant to the Code.

        The Plan is administered by the Board of Directors since the Company has not appointed a Compensation Committee. In addition to determining who will be granted Options or Bonuses, the Committee (or the Board in the absence of the Committee) has the authority and discretion to determine when Options and Bonuses will be granted and the number of Options and Bonuses to be granted. The Board (or, if appointed, the Committee) also may determine a vesting and/or forfeiture schedule for Bonuses and/or Options granted, the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plan. The Board (or Committee) may determine the purchase price of the shares of common stock covered by each Option and determine the Fair Market Value per share. The Board (or Committee) also may impose additional conditions or restrictions not inconsistent with the provisions of the Plan. The Board (or Committee) may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan. If the number of shares reserved under the Plan is increased, shareholder approval must be obtained on the amendment to increase the shares reserved.

        The Board (or Committee) also has the power to interpret the Plan and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.

        The grant of Options or Bonuses under the Plan does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of Options or Bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the Bonuses or Options.

        In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding Option. The Board (or, if appointed, the Committee) also may make provisions for adjusting the number of bonuses or underlying outstanding Options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding Common Stock. Options and Bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the Option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Board (or, if appointed, the Committee) may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee.

        The exercise price of any Option granted under the Plan must be no less than 100% of the “fair market value” of our Common Stock on the date of grant. Any Incentive Stock Option granted under the Plan to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant.

        The exercise price of an Option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the Option, or in a combination of cash, shares and property. Unless otherwise stated by Board (or Committee) resolution, the Options can also be exercised pursuant to “net exercise” procedures which permit the fair market value of the Options (equal to the value of the underlying shares less the exercise price) to be used to pay the exercise price. The Board (or Committee) shall determine whether or not property other than cash or Common Stock or a net exercise may be used to purchase the shares underlying an Option and shall determine the value of the property received. The Plan provides that, unless otherwise provided by the Board (or the Committee), Options granted under the Plan survive a Change of Control (as that term is defined in the Plan) and for 18 months following a Change of Control if the holder is terminated as an employee of the Company without cause following a Change of Control.

        At the time of adoption of the Plan, the Board also granted certain options to a number of officers and key employees. The options were granted subject to shareholder approval and the availability of sufficient authorized and unissued common shares. If the shareholders do not approve the Plan by March 26, 2010, the options granted to the officers and key employees will be lost. Assuming that the Company’s shareholders approve the Plan when presented, the Options granted have an exercise period of three years from the date of grant (that is, through March 26, 2012) at an exercise price of $0.0018 per share (the average of the closing price for the 10 trading days prior to March 27, 2009, plus an additional 25% above that average price). The Board considered several factors in granting the options to our executives and key employees such as length of service; sacrifices made during the period of service, such as foregoing salary, personal operating loans made to us to allow us to continue in operation, voluntary reductions in salary, forgiveness of significant salary arrearages for the benefit of the Company, etc.; the past and ongoing contribution made to maintaining the Company in operation despite significant challenges, and to its recent successes in opening potential new avenues for progress. The following is a list of the options granted executive officers under the Plan:

Terry C. Turner, President, Chief Operating Officer and Chairman of the Board of Directors	200,000,000
Harlan (Mac) DeLozier, Vice President for Bolivian Operations and Director	100,000.000
Tracy A. Madsen, Vice President for U.S.Operations, Chief Financial Officer,Corporate Secretary and Treasurer	75,000,000
Alvaro Riveros, Director	10,000,000
Blane W. Wilson, Chief Operating Officer	80,000,000

        Options to acquire 36,500,000 shares were granted on the same terms to persons who are neither executive officers nor directors of the Company. The Plan will be presented in more detail in a Proxy Statement when the shareholders’ consideration and approval for the Plan is sought at a future date.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits

10.01 2009 Equity Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 31st day of March, 2009.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer